Exhibit 99.1

                        COLONIAL COMMERCIAL CORP. REPORTS
                        ---------------------------------
                        SECOND QUARTER FINANCIAL RESULTS
                        --------------------------------

     HAWTHORNE, New Jersey (August 11, 2006) - Colonial Commercial Corp. ("Colonial") (OTC Bulletin Board: "CCOM," "CCOMP") today announced its results for the second quarter of 2006.

     For the quarter ended June 30, 2006, sales increased by 3.7%, or $653,970, to $18,155,812 from $17,501,842 for the same period in 2005. Net income was $341,833 for the quarter ended June 30, 2006, compared to net income of $520,182 for the same period in 2005. Gross profit increased by 6.0%, or $308,814, to $5,440,933 from $5,132,119 for the same period in 2005. Gross profit expressed as a percentage of sales increased by 0.7% to 30.0% in 2006 compared to 29.3% for the comparable period in 2005.

     For the six months ended June 30, 2006, sales increased by 7.1%, or $2,190,864, to $33,040,025 from $30,849,161 for the same period in 2005. The
Company incurred a loss of $81,256 in the six months ended June 30, 2006, compared to net income of $321,249 for the same period in 2005. Gross profit increased by 6.8%, or $642,510, to $10,027,700 for the six months ended June 30, 2006 from $9,385,190 for the same period in 2005. Gross profit expressed as a percentage of sales remained at 30.4% in 2006 compared to the same period in 2005.

      William Pagano, the Company's Chief Executive Officer, said, "We have continued our long-term approach to 'business building' by adding engineering and sales staff and capabilities to our control systems business. We see this as a unique opportunity to expand our penetration in that market and to capitalize on the more complicated, commercial, energy-saving control systems business. This expansion continues to enable us to offer proprietary products and systems that are not readily available through competitive distributors. We also added staff to improve our customer service levels and efficiencies. These investments in additional personnel provide the base for our next level of growth and profitability."

     Colonial distributes heating, ventilating and air conditioning, ("HVAC"), equipment, parts and accessories, climate control systems, and plumbing supplies to HVAC contractors, primarily in the New York metropolitan area through its Universal Supply Group, Inc. ("Universal"), American/Universal Supply Inc. ("American") and The RAL Supply Group, Inc. ("RAL") subsidiaries. These contractors purchase and install equipment and systems for residential, commercial and industrial users. Universal also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet. Universal is headquartered in New Jersey, and, with its affiliates, operates out of seven locations in New Jersey; nine in New York and one in Pennsylvania. For more information on Colonial Commercial Corp.'s operations, products and/or services, please visit www.colonialcomm.com.
--------------------

Safe  Harbor  Statement:  The  foregoing  press  release  contains  statements
-----------------------
concerning Colonial Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

FOR FURTHER INFORMATION, PLEASE CONTACT:

WILLIAM PAGANO, CHIEF EXECUTIVE OFFICER, OR WILLIAM SALEK, CHIEF FINANCIAL OFFICER, AT (973) 427-8224

(Financials Highlights Follow)

                                   COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                                      Condensed Consolidated Balance Sheets

                                                                                      June 30,     December 31,
                                                                                        2006           2005
                                                                                    ------------  --------------
                                                                                    (Unaudited)
                                          Assets
Current assets:
  Cash                                                                              $   970,012   $     613,456
  Accounts receivable, net of allowance for doubtful accounts
    of $193,636 2006 and $185,971 in 2005                                             9,122,694       8,489,717
  Inventory                                                                          13,666,179      12,214,261
  Prepaid expenses and other current assets                                             993,110       1,066,658
  Deferred tax asset - current portion                                                  637,500         637,500
                                                                                    ------------  --------------
          Total current assets                                                       25,389,495      23,021,592
Property and equipment                                                                1,642,971       1,669,484
Goodwill                                                                              1,628,133       1,628,133
Other intangibles                                                                         4,500          11,334
Other assets - noncurrent                                                               132,679         135,832
Deferred tax asset - noncurrent                                                       1,071,000       1,071,000
                                                                                    ------------  --------------
                                                                                    $29,868,778   $  27,537,375
                                                                                    ============  ==============
                         Liabilities and Stockholders' Equity
Current liabilities:
  Trade payables                                                                    $ 6,089,099   $   5,991,946
  Accrued liabilities                                                                 2,020,377       2,047,159
  Income taxes payable                                                                      971          12,772
  Borrowings under credit facility - revolving credit                                13,562,196      11,183,008
  Borrowings under credit facility - term loan/overadvance                              562,977         562,977
  Notes payable - current portion; includes related party
    notes of $30,000 in 2006 and $60,389 in 2005                                        133,395         165,112
                                                                                    ------------  --------------
          Total current liabilities                                                  22,369,015      19,962,974
Notes payable, excluding current portion; includes related party
    notes of $1,010,000 in 2006 and $1,000,625 in 2005                                1,399,452       1,400,834
                                                                                    ------------  --------------
          Total liabilities                                                          23,768,467      21,363,808
                                                                                    ------------  --------------

Commitments and contingencies
Stockholders' equity:
  Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 468,924 in 2006 and 484,721 in 2005 shares issued and outstanding,
    liquidation preference of $2,344,620 in 2006 and $2,423,605 in 2005                  23,446          24,236
  Common stock, $.05 par value, 20,000,000 shares authorized, 4,592,256 in 2006
    and 4,544,459 in 2005 shares issued and outstanding                                 229,613         227,223
  Additional paid-in capital                                                         10,633,259      10,626,859
  Accumulated deficit                                                                (4,786,007)     (4,704,751)
                                                                                    ------------  --------------
          Total stockholders' equity                                                  6,100,311       6,173,567
                                                                                    ------------  --------------
                                                                                    $29,868,778   $  27,537,375
                                                                                    ============  ==============

                    COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                  Condensed Consolidated Statements of Operations
                                    (Unaudited)

                                                        For The Three Months Ended
                                                                 June 30,
                                                        --------------------------
                                                            2006          2005
                                                        ------------  ------------
Sales                                                   $18,155,812   $17,501,842
Cost of sales                                            12,714,879    12,369,723
                                                        ------------  ------------
    Gross profit                                          5,440,933     5,132,119

Selling, general and administrative expenses, net         4,793,206     4,368,437
                                                        ------------  ------------
    Operating income                                        647,727       763,682

Other income                                                 63,467        87,557
Interest expense, net; includes related party interest
of $25,765 in 2006 and $22,721 in 2005                     (336,240)     (250,029)
                                                        ------------  ------------
    Income before income taxes                              374,954       601,210

Income tax expense                                           33,121        81,028
                                                        ------------  ------------
  Net income                                            $   341,833   $   520,182
                                                        ============  ============

Income per common share:
  Basic                                                 $      0.07   $      0.12
                                                        ============  ============
  Diluted                                               $      0.06   $      0.10
                                                        ============  ============

Weighted average shares
 outstanding:
  Basic                                                   4,579,846     4,185,505
                                                        ============  ============
  Diluted                                                 5,302,026     5,287,577
                                                        ============  ============

                    COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                  Condensed Consolidated Statements of Operations
                                    (Unaudited)

                                                         For The Six Months Ended
                                                                 June 30,
                                                        --------------------------
                                                            2006          2005
                                                        ------------  ------------
Sales                                                   $33,040,025   $30,849,161
Cost of sales                                            23,012,325    21,463,971
                                                        ------------  ------------
    Gross profit                                         10,027,700     9,385,190

Selling, general and administrative expenses, net         9,550,068     8,619,062
                                                        ------------  ------------
    Operating income                                        477,632       766,128

Other income                                                129,256       149,435
Interest expense, net; includes related party interest
of $51,393 in 2006 and $44,541 in 2005                     (635,902)     (493,590)
                                                        ------------  ------------
    (Loss) income before income taxes                       (29,014)      421,973

Income tax expense                                           52,242       100,724
                                                        ------------  ------------
    Net (loss) income                                   $   (81,256)  $   321,249
                                                        ============  ============

(Loss) income per common share:
  Basic                                                 $     (0.02)  $      0.08
                                                        ============  ============
  Diluted                                               $     (0.02)  $      0.06
                                                        ============  ============

Weighted average shares
 outstanding:
  Basic                                                   4,578,606     4,175,422
                                                        ============  ============
  Diluted                                                 4,578,606     5,287,377
                                                        ============  ============